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                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                            UNDER 17 C.F.R. SECTIONS 200.80(B)4,
                                                            200.83 AND 240.24B-2


                                  AMENDMENT TO
                           DEVELOPMENT, MANUFACTURING
                             AND MARKETING AGREEMENT


            THIS AMENDMENT amends that certain AGREEMENT, dated as of April 1, 1996 (the "Agreement") between BAXTER HEALTHCARE CORPORATION, a Delaware corporation with principal offices at One Baxter Parkway, Deerfield, Illinois 60015, and CERUS CORPORATION, a Delaware corporation, successor in interest to STERITECH, INC., a California corporation, with principal offices at 2525 Stanwell Drive, Concord, California 94520, such amendment being effective as of March 6, 1998.

            1. AMENDMENT TO SECTION 3.3(A). Section 3.3(a) is amended to read in full as follows:

                        (a) THE RED CELL PROJECT. The approved budget for 1998
            for the Red Cell Project is attached hereto as Schedule A. The parties agree to establish a reasonable budget for subsequent periods for the Red Cell Project, unless the Management Board determines to discontinue such Project. Each party shall perform the respective tasks set forth on Schedule A, except as the Management Board shall otherwise determine.

                                    (i) All funding of the Red Cell Project was
            provided by Cerus, until Regulatory Approval to commence Phase III clinical trials in the United States or Europe under the Platelet Agreement (the "Platelet Milestone"). Baxter shall participate in the Red Cell Project in accordance with this Agreement, including without limitation, the obligation to share fifty percent (50%) of the costs and expenses of the Cooperative Development Work incurred on or after January 1, 1997, and to market and sell the Systems for Red Cells developed under this Agreement. Subject to Section 3.3.(a)(iii) hereof, Baxter shall pay to Cerus on the date of achievement of the Platelet Milestone fifty percent (50%) of the amount expended by Cerus under the Project budget from January 1, 1997 to the date of payment.

                                    (ii) The parties acknowledge that the
            Platelet Milestone was achieved on September 30, 1997.

                                    (iii) Notwithstanding the foregoing
            provisions of this Section 3.3.(a), to the extent the approved budget for 1998 for the Red Cell Project exceeds Seven Million Three Hundred Thousand Dollars ($7,300,000), Cerus will fund all expenses for the Red Cell Project in 1998 in excess of such amount, up to the amount of the approved budget





                                       2.
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            ("Cerus 1998 Excess Expenditures"). To compensate for the Cerus 1998
            Excess Expenditures, Baxter will fully fund the first expenditures under the approved budget for the Red Cell Project for 1999 in an amount equal to the Cerus 1998 Excess Expenditures, after which the parties shall equally share the expenses of the Red Cell Project. If there is for any reason not an approved budget for the Red Cell Project for 1999, Baxter will fully fund the first expenditures for 1999 under the approved budget for such other Cerus-Baxter program or programs as Cerus shall designate in an amount equal to the Cerus 1998 Excess Expenditures. If by July 1, 1999, however, there is not an approved budget for such other Cerus-Baxter program or programs that is at least equal to such Excess Expenditures, Baxter will promptly pay to Cerus one-half of the amount by which the Excess Expenditures exceed the amount of expenditures to be funded by Baxter under the preceding sentence.

            2. AMENDMENT TO SECTION 3.7(B). Section 3.7(b) is amended to read in full as follows:

                        (b) RECONCILIATION OF EXPENDITURES. Unless otherwise
            agreed, the Management Board shall reconcile actual cash outlays and expenses approved by the Management Board with respect to a Project on a semi-annual basis for the Red Cell Project and on an annual basis for other Projects such that costs have been incurred in the proportion of fifty percent (50%) by Baxter and fifty (50%) by Cerus, or such other ratio as is established pursuant to Section 3.7(a). If they are not in such proportion, Cerus will make a cash payment to Baxter, or Baxter will make a cash payment to Cerus, in order to achieve such proportion. The payment shall be made in cash within thirty (30) days following the determination by the Management Board based upon the reports made pursuant to Section 3.5(a) of this Agreement.

            3. SCHEDULE A. The Schedule A referred to in such amended Section 3.3(a) is attached to this Amendment.

            IN WITNESS WHEREOF, this Agreement is signed by duly authorized representatives of each party as of March 6, 1998.

BAXTER HEALTHCARE CORPORATION                 CERUS CORPORATION



By:      /s/ Roberto Perez                    By:    /s/ Stephen T. Isaacs
   ------------------------------                ------------------------------
         Roberto Perez                               Stephen T. Isaacs

Title:   President, Fenwal Division           Title: President







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                                   SCHEDULE A



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*CONFIDENTIAL TREATMENT REQUESTED




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